UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2025

REVELATION BIOSCIENCES, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39603	84-3898466
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4660 La Jolla Village Drive Suite 100
San Diego, California		92122
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 800-3717

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	REVB	The Nasdaq Stock Market LLC
Redeemable warrants, each exercisable for a 1/16,800th share of common stock at an exercise price of $193,200.00 per share	REVBW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03. Material Modification of Rights to Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this report is incorporated herein by reference.

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously disclosed, on January 17, 2025, Revelation Biosciences, Inc. (the “Company”), held a special meeting of stockholders (the “Special Meeting”). At the Special Meeting, the stockholders voted and approved proposals to grant discretionary authority to our board of directors to (i) amend our certificate of incorporation to combine outstanding shares of our common stock into a lesser number of outstanding shares, or a “reverse stock split,” at a specific ratio within a range of 1-for-2 to a maximum of a 1-for-50 split, with the exact ratio to be determined by our board of directors in its sole discretion.

Following the Special Meeting and determination by the Board of Directors of the reverse split ratio, the Company filed a Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) effective on January 28, 2025, which effected a 1-for-16 reverse stock split as of 12:01 a.m. Eastern Standard Time on January 28, 2025 (the “Reverse Stock Split”). The Company’s common stock began trading on a post-split basis under the Company’s existing trading symbol, “REVB,” when the market opened on January 28, 2025.

As a result of the Reverse Stock Split, each sixteen (16) shares of the Company’s issued and outstanding common stock prior to the Certificate of Amendment automatically converted into one share of common stock, without any change in the par value per share. A total of approximately 522,281 shares of common stock were issued and outstanding immediately after the Reverse Stock Split which became effective on January 28, 2025. No fractional shares were issued following the Reverse Stock Split. Holders of common stock otherwise entitled to a fractional share as a result of the Reverse Stock Split because they hold a number of shares not evenly divisible by the Reverse Stock Split ratio were be rounded down to the nearest whole share.

In addition, effective as of the same time as the Reverse Stock Split, proportionate adjustments were made to all then-outstanding equity awards and warrants (except as noted below) with respect to the number of shares of common stock subject to such award or warrant and the exercise price thereof. The outstanding Class D Common Stock Warrants and Class G Common Stock Warrants have price reset features which result in changes to the exercise prices (and in the case of the Class G Common Stock Warrants, to the number of shares for which they are exercisable) based upon the VWAP of the Company’s common stock in the days following the effected ate of the Reverse Stock Split. Furthermore, the number of shares of common stock available for issuance under the Company’s equity incentive plans were proportionately adjusted for the Reverse Stock Split ratio, such that fewer shares are subject to such plans.

The new CUSIP number for common stock following the Reverse Stock Split is 76135L606. For more information about the Reverse Stock Split, see the Company’s definitive proxy statement filed with the Securities and Exchange Commission on December 16, 2024.

The text of the Certificate of Amendment is filed as Exhibit 3.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Amendment to the Third Amended and Restated Certificate of Incorporation effective January 28, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REVELATION BIOSCIENCES, INC.

Date:	January 30, 2025	By:	/s/ Chester S. Zygmont, III
Chester S. Zygmont, III Chief Financial Officer (principal financial and accounting officer)